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                                                                    Exhibit 10.2

                                  EPIMMUNE INC.

                           MATERIAL TRANSFER AGREEMENT

        THIS MATERIAL TRANSFER AGREEMENT (the "Agreement") is made as of this 14th day of October, 2002, by and between Epimmune Inc., a Delaware corporation ("Epimmune") and Alessandro D. Sette, Ph.D., an individual ("Recipient").

        WHEREAS, Recipient desires to receive breeding pairs of HLA A2 Transgenic Mice, HLA A3 Transgenic Mice, and HLA B7 Transgenic Mice (collectively, the "Mice"), for nonprofit research use only in his laboratory at the La Jolla Institute for Allergy and Immunology (the "Institute"); and

        WHEREAS, Epimmune desires to provide the Mice to Recipient for such use subject to the restrictions contained herein.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Epimmune and Recipient hereby agree as follows:

        1. Epimmune shall, within a mutually agreeable time, but no more than ninety (90) days after the date of this Agreement, transfer to Recipient the Mice. Other than the initial Mice provided under this Agreement, Epimmune shall have no obligation to provide additional Mice to Recipient. Notwithstanding the foregoing, Epimmune shall make a reasonable effort to provide additional Mice to Recipient if such additional Mice are necessary for Recipient to first establish a breeding colony. Recipient may modify, adapt, improve, enhance and alter the genetic makeup of the Mice and breed new Mice. Such progeny and modified, adapted, improved, enhanced, altered or new Mice shall hereinafter be referred to as "Second Generation Mice." For the remainder of this Agreement, the term Mice shall be read to include Second Generation Mice. The term Mice shall also be read to include the phenotype or genotype of such Mice and any subunit of such Mice, such as blood, tissue or sperm samples, embryonic stem cells, DNA, RNA and proteins derived from such Mice.

        2. Recipient may use the Mice solely for nonprofit research performed by him or under his supervision at the Institute. All such use shall be in compliance with applicable laws and regulations. Recipient may not sublicense, lease, rent, loan or otherwise transfer any Mice to any third party or otherwise use the Mice for any purpose not expressly authorized by this Agreement.

        3. Recipient shall use, and shall ensure that any person performing research under his supervision at the Institute shall use, the Mice solely for the purposes specified in paragraph 2 of this Agreement and for no other purpose. Recipient shall not sell, transfer, disclose or otherwise provide access to the Mice to any person or entity without the prior express written consent of an officer of Epimmune on a case-by-case basis; provided, however, that Recipient may permit


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persons under his supervision at the Institute to use the Mice strictly in accordance with this Agreement if such persons are subject to a written obligation regarding use and confidentiality of the Mice no less restrictive than this Agreement.

        4. Ownership of any and all information, inventions, data, and results conceived, made, reduced to practice or learned through use of the Mice pursuant to this Agreement (the "Results") shall belong to Recipient or Recipient's assigns, but shall be subject to the restrictions specified in paragraph 2. In the event Recipient, or any person under the supervision of Recipient, owns or controls any patent rights or other intellectual property rights claiming the Results, which limit or interfere with Epimmune's rights to use the Mice for any and all purposes, then Recipient hereby grants to Epimmune an irrevocable, perpetual, worldwide, fully-paid, non-exclusive license, with right to sublicense through multiple tiers of sublicense, under any such patent rights or other intellectual property rights for use of the Mice for any and all purposes.

        5. During the term of this Agreement and thereafter, Recipient shall hold the Mice in trust and confidence, and shall not use the Mice in any manner or for any purpose not expressly set forth in this Agreement. Recipient shall use the Mice only in secure work facilities at the Institute. Recipient shall promptly notify Epimmune of any (a) loss or theft of the Mice, or loss, theft or unauthorized disclosure of the Results generated from the Mice; and (b) unauthorized access to the Mice or the Results, in each case, upon becoming aware thereof.

        6. This Agreement may be terminated by either party upon thirty (30) days written notice to the other party. Epimmune has the right to terminate this Agreement immediately upon written notice if Recipient breaches any obligation imposed upon Recipient under this Agreement. Upon termination of this Agreement, Recipient shall immediately cease all use of the Mice and shall, according to Epimmune's instructions, destroy or return the Mice. The termination of this Agreement shall not relieve Recipient of the obligations imposed by paragraphs 2, 3, 4, 5 and 12 of this Agreement, which paragraphs, together with paragraphs 8, 9, 10, 11 and 13 shall survive the termination of this Agreement.

        7. Recipient agrees not to obtain or attempt to obtain patent coverage on the Mice without the express written consent of an officer of Epimmune on a case-by-case basis.

        8. Nothing in this Agreement shall be construed as conferring on Recipient an express or implied license or option to license the Mice or the Results or any disclosed proprietary information, technology, or any patent or patent application owned by Epimmune.

        9. THE MICE ARE BEING SUPPLIED TO RECIPIENT WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THEY ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE. EPIMMUNE MAKES NO REPRESENTATIONS THAT THE USE OF THE MICE WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTIES.


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        10. In no event shall Epimmune be liable for any use by Recipient of the
Mice. Recipient hereby agrees to indemnify, defend and hold Epimmune harmless from damages for any loss, claim, injury or liability, which may arise from Recipient's use of the Mice or the Results.

        11. The parties shall perform their obligations under this Agreement as independent contractors and nothing contained in this Agreement shall be construed to be inconsistent with such relationship or status. This Agreement shall not constitute, create or in any way be interpreted as a joint venture or partnership of any kind.

        12. This Agreement, along with the Separation Agreement dated October 14, 2002, by and between Recipient and Epimmune, the Employee Proprietary Information and Inventions Agreements dated June 1, 1988, by and between Recipient and Cytel Corporation (the predecessor to Epimmune), and the Employee Proprietary Information and Inventions Agreements dated November 6, 1997, by and between Recipient and Epimmune, sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto and supersedes and terminates all prior agreements and understanding between the parties hereto, and there are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties hereto other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by Recipient and an officer of Epimmune.

        13. This Agreement shall be governed by the laws of the State of California as applied to agreements executed and performed entirely in California by California residents. Recipient hereby acknowledges and agrees that in the event of any breach of this Agreement by Recipient, Epimmune will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, Recipient hereby agrees that Epimmune shall be entitled to specific performance of Recipient's obligations under this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction. Recipient hereby agrees to indemnify Epimmune for any loss or damage suffered as a result of any breach by Recipient of the terms of this Agreement, including any reasonable fees incurred by Epimmune in the collection of such indemnity. Any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a court of applicable jurisdiction in the State of California, and each Party hereby consents to the jurisdiction and venue of such court. If any provision of this Agreement is found by a proper authority to be unenforceable, that provision shall be severed and the remainder of this Agreement will continue in full force and effect. The parties' rights and obligations will bind and inure to the benefit of their respective successors, heirs, executors and administrators and permitted assigns. Recipient shall not assign or delegate its obligations under this Agreement either in whole or in part without the prior written consent of an officer of Epimmune.

        14. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery, or three (3) days after the date of mailing when sent by certified or registered mail, postage prepaid.


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        For Epimmune:

               Epimmune Inc.
               5820 Nancy Ridge Drive
               San Diego, CA 92121
               Attention: Robert J. De Vaere

        For Recipient:

               Alessandro D. Sette, Ph.D.
               5551 Linda Rosa Avenue
               La Jolla, CA 92037

        IN WITNESS WHEREOF, the parties have by duly authorized persons, executed this Agreement, as of the date first above written.

RECIPIENT:                                   EPIMMUNE INC.


By: /s/ Alessandro D. Sette, Ph.D.           By: /s/ Robert J. De Vaere
    --------------------------------             ----------------------------
    Alessandro D. Sette, Ph.D.               Robert J. De Vaere
                                             Vice President, Finance and
                                             Administration, and Chief Financial
                                             Officer


The La Jolla Institute for Allergy and Immunology has reviewed this Agreement and fully understands and agrees to Recipient's obligations hereunder.
LA JOLLA INSTITUTE FOR ALLERGY AND IMMUNOLOGY


By:    /s/ Charles Carpowich
       -----------------------------
Name:  Charles Carpowich
       -----------------------------
Title: VP/COO
       -----------------------------





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